Exhibit 10.4

Protocol No: 245/2012

NOTARIAL DEED OF LEASE

KNOW ALL MEN WHOM IT MAY CONCERN

THAT on this 17th day of April in the year Two Thousand and Twelve (2012), before me,

FATIMA VALLI-GATTOO

Notary Public by lawful authority duly sworn and admitted residing and practising at Johannesburg in the Province of Gauteng, and in the presence of the subscribing, witnesses, personally came and appeared:

(1)(a)

Sian Roth, an attorney at Cliffe Dekker Hofmeyr Inc of Sandton, and as such in her capacity as the duly authorised attorney and agent of:

MOLEFE JOHN PILANE

in his capacity as Kgosi of and as such representing:

THE BAKGATLA-BA-KGAFELA TRIBE

(hereinafter together with its successors-in-title and/or assigns referred to as “The Bakgatla-Ba-Kgafela Tribe”), she, the said Appearer, being duly authorised hereto under and by virtue of a Power of Attorney executed at Moruleng on the 8th day of December 2011 and granted to her by the said MOLEFE JOHN PILANE in his aforementioned capacity, he being duly authorised thereto by virtue of a Resolution passed at Saulspoort on the 28th day of June 2008 by the Bakgatla-Ba-Kgafela Tribe.

(b)

V.Z Mngwengwe in his/her capacity as Chief Director: State Land Administration and as such representing the:

MINISTER OF RURAL DEVELOPMENT AND LAND REFORM

in his capacity as trustee of certain land owned by The Bakgatla-Ba-Kgafela Tribe, (he hereinafter together with her successors-in-office and/or assigns referred to as “the Trustee”) namely in his capacity as Trustee of:

THE BAKGATLA-BA-KGAFELA TRIBE

(as above defined)

she, the said Appearer, being duly authorised thereto under and by virtue of a Power of Attorney executed at Pretoria on the 30th day of November 2011 and granted to him by the Trustee.

(The Bakgatla-Ba-Kgafela Tribe and the Trustee being hereinafter jointly and severally referred.to as “the Lessor”);

AND

(c)

Sian Roth, an attorney at Cliffe Dekker Hofmeyr Inc. of Sandtoh, and as such in her capacity as the duly authorised attorney and agent of:

ITIRELENG BAKGATLA MINERALS RESOURCES PRORRIL TARY LIMITED

(Registration Number. 2003/003721/07)

(hereinafter together with its successors-in-title and/or assigns referred to as “the Lessee”), she, the said-Appearer, being duly authorised thereto under and by virtue of a Power of Attorney executed at Moruleng on the 8th day of December 2011 and granted to her by M.T.C Gumbo in his capacity as director of the Lessee, he being duly authorised thereto by a Resolution of the Board of Directors of the Lessee passed on the 22nd day of March 2011;

which Powers of Attorney and certified copies of which Resolutions have this day been exhibited to me, the Notary, and remain filed of record in my Protocol with the Minute hereof.

AND THE APPEARS DECLARED THAT:

A	WHEREAS the Lessor is the registered owner of the properties and the holder of the rights to the surface of the properties more fully described as:

1.	The, Farm Wilgerspruit No. 2

Registration Division J.Q., North West Province.

Measuring 2969, 6863 (Two Nine Six Nine Comma Six Eight Six Three) hectares

Held under Deed of Transfer Nq. T1230/1919BP;

(hereinafter referred to as the “Property”)

2.	An undivided ½ (one half) share in and to

The Farm Koedoesfontein No. 42

Registration Division J.Q., North West Province

Measuring 2349, 5886 (Two Three Four Nine Comma Five Eight Eight Six) hectares

Held under Deed of Transfer No. T7558/19T9BP;

(“Koedoesfontein”)

3.	The Remaning Extent of the Farm Legkraal No. 45

Registration Division J.Q, North West Province

Measuring 711,4864 (Seven Hundred and Eleven Comma Four Eight Six Four) hectares

Held under Deed of Transfer No. T17606/1935BP; and

(“Legkraal”)

4.	The Remaining Extent of Portion 1 of Farm Rooderand No. 46

Registration Division J.Q., North West Province

Measuring 495, 6136 (Four Hundred and Ninety Five Comma Six One Three Six) hectares

Held under Deed of Transfer No. T8993/1916BP;

(“Rooderand”)

(hereinafter collectively referred to as the “Extension Property”)

B	AND WHEREAS the Lessee is the holder of a mining right (NW30/5/1/2/2/33MR) granted to the Lessee by the Minister of Minerals and Energy in terms of section 23 of the Minerals and Petroleum Resources Development Act 28 of 2004, as amended (“MPRD Act”) over the Property and the Extension Property;

C	AND WHEREAS the Lessor hereby lets to the Lessee and the Lessee hereby hires from the Lessor the Property;

D	AND WHEREAS the Lessor has agreed to grant an option to the Lessee to incorporate one or more of the Extension Properties or portions thereof (subject to the Subdivision of Agricultural Land Act); as more fully set out hereafter; and

E	AND WHEREAS the Lessor and the Lessee wish to record the terms and conditions in terms of which the Lessee will lease the Property from the Lessor.

NOW THEREFORE THESE PRESENTS WITNESS THAT:

1.	LEASE

With effect from the Signature Date, the Lessor hereby lets the Property to the Lessee in consideration for the rental referred to in clause 5 below on the terms and conditions of this Agreement.

2.	DURATION AND TERMINATION

2.1	This Agreement shall commence on the Signature Date and shall terminate on the later of:

2.1.1	the Lessee obtaining a Closure Certificate, certifying that the mining operations on the Property are finished and that the rehabilitation of the Property is complete; and

2.1.2	the transfer of the environmental liabilities and responsibilities by IBMR to a qualifying third party in accordance with section 43(2) of the MPRD Act, which qualifying third party is acceptable to the Lessor, acting reasonably.

2.2	The Lessee shall be entitled to terminate this Agreement by one years’ written notice to the Lessor.

3.	OCCUPATION

3.1	The Lessee shall take occupation of the Property on the Signature Date.

3.2	With effect from the Signature Date, and subject to the above, the Lessee shall bear all risk of loss or damage to the Property.

4.	USE OF PROPERTY

4.1	The Lessee shall use the Property to carry on mining operations and for purposes ancillary to mining operations only.

4.2	The Lessee shall be entitled to secure the Property by means of fencing or any other means and shall take reasonable safety precautions so as to avoid endangering the persons-and properties of the local inhabitants.

4.3	The Lessee shall not be entitled to occupy or encroach on the surface of any land outside of the Property and shall use reasonable endeavors not to interfere with or disturb the local inhabitants in the area, save for access to and use of roads, the building of roads, powerlines, waterlines and any other related infrastructure and doing any matters reasonably necessary to undertake mining operations on the Property.

4.4	The Lessee shall at all material times comply with applicable law;

4.5	The Lessor shall use all reasonable endeavors to ensure that the Lessee’s right of use of the Property is not interfered with by any person, including, but not limited to, the members of the Lessor

4.6	The Lessor undertakes to provide all reasonable assistance to the Lessee for ensuring that all necessary relocations occur where such relocations are required in order for the Lessee to be able to use the Property in the manner and for the purposes provided for in this Agreement.

4.7	In the event that the lessee’s use of property leads to the sterilization of any part of the property, at any time during the subsistence of this agreement, as a result of, but not limited to, the construction of an open pit mine, tailings dam and on waste rock dump, the parties shall endeavour to reach agreement on possible redress to the lessor by engaging in good faith negotiations including negotiations to purchase such sterilized portions at market value, failing which the matter shall be settled in terms of clause 22 of the Agreement:

5.	CONSIDERATION.

5.1	In the event that the lessee’s use of property leads to the sterilization of any part of the property, at anytime during the subsistence of this agreement, as a result of, but not limited to, the construction of an open pit mine, tailings dam and on waste rock dump, the parties shall endeavour to reach agreement on possible redress to the lessor by engaging in good faith negotiations including negotiations to purchase such sterilized portions at market value, failing which the matter shall be settled in terms of clause 22 of the Agreement.

5.2	Subject to clause 6.2.4, as consideration for the lease of the Property, the Lessee shall pay, against receipt of an appropriate invoice, to the Lessor an amount of R290.00 per hectare per annum.

5.3	The total rental for the first year of the lease period being R861 209.00 (eight hundred and sixty one thousand two hundred and nine rand).

5.4	The consideration shall be paid in the following mariner after receipt of an invoice reflecting the rental set out in this agreement;

5.4.1.1	within 7 days of the Signature Date and thereafter on the anniversary thereof; and

5.4.1.2	annually in advance by electronic transfer into the following bank account: Account Holder: Lexshell 703 Investments (Proprietary) Limited; Bank: Nedbank Limited; Branch Code: 128 405; Account Number: [***].

5.5	The consideration referred to in clause 5.1 shall be escalated annually by CPIX on the anniversary of the Signature Day of this Agreement, and shall exclude Value Added Tax.

5.6	The consideration in 5.1, above shall be paid into a suitable bank account held by/oh behalf of the Bakgatla-Ba-Kgafela Tribe, for the exclusive benefit of the Bakgatla-Ba-Kgafela Tribe as a community.

6.	OPTION

6.1	The Lessor hereby grants an option to the Lessee to incorporate one or more of the Extension Properties or portions thereof (subject to the Subdivision of Agricultural Land Act), as and when the need arises by the Lessee, from the Lessor; provided that the option in respect of Koedoesfontein is suspensive upon the consent being obtained by the owners of the undivided ½ (one half) share not owned by the Lessor. With regards to Koedoesfontein, where the Lessee wishes to exercise the option, the Lessor undertakes to use its reasonable endeavours to procure that the other owners consent to same on the terms contemplated herein.

6.2	Should the Lessee elect.to exercise its option above:

6.2.1	the Lessee shall notify the Lessor in writing of its intention to exercise its option to incorporate one or more of the Extention Properties and to-lease and include therein the Extension Property/ies or portions thereof (subject to the Subdivision of Agricultural Land Act) and shall provide the Lesser with details of such extension;

6.2.2	the variation to the extent of the Property shall, if necessary, be surveyed by an. independent surveyor appointed by the Lessee, at its cost, and the surveyor shall prepare a lease diagram/s in respect of the variation to the extent of the Property and shall be approved by the Surveyor General;

6.2.3	the Parties shall conclude an addendum to this Agreement within 30 days of notification by the Lessee to the Lessor in terms of 6.2.1, or such longer period as may be agreed between the Parties, which addendum (and upon such conclusion, the option shall be. exercised) shall record the new extent and description of the Property, the new consideration payable and shall refer to lease diagram/s, if applicable: and

6.2.4	the Lessee shall pay the first instalment in respect of the varied consideration, in terms of the addendum against receipt of an appropriate invoice, within 7 days of the signature of the addendum to this Agreement and thereafter in accordance with 5.4.1.2, The aforementioned first instalment shall be. pro-rated until the time of the subsequent payment.

6.3	This option shall subsist for the duration of this Agreement and may be exercised more than once, as and when required, in the event that the entire Extension Property has not already been leased by the Lessee in terms of any addendum hereto. Furthermore, the Lessee shall be entitled to reduce the extent of the Property (as extended in accordance with clause 6) on 3 months written notice to that effect to the Lessor, whereafter, the consideration shall reduce accordingly.

7.	ADDITIONAL CHARGES

In addition to paying the consideration referred to in clause 5.2, the Lessee shall pay the cost of connection fees, rates, taxes, electricity, water, gas and any other utilities and costs consumed and / or incurred by the Lessee on the Property directly to whomsoever shall have levied such charges.

8.	LESSEE’S RIGHTS AND OBLIGATIONS

8.1	Lessee’s rights

8.1.1	The Lessor, insofar as it is legally entitled to do so, grants to the Lessee, its officials, employees, contractors, agents or persons having business with the Lessee:

8.1.1.1	the unrestricted right of access to, way over and egress from the Property, by pedestrian and vehicular traffic and the right to establish and maintain roadways, pipelines, cable ways- or transport routes;

8.1.1.2	the right to erect, install and to remove buildings, installations, machinery, telephone and power-lines and cables, which might be reasonably necessary for its purposes;

8.1.1.3	the right to the use of available surface and underground water on or under the Property in accordance with all applicable legislation; and

8.1.1.4	the right to sink boreholes, dig pits, to drill for water and have the exclusive use thereof, provided that the Lessee obtains any necessary approvals in accordance with all applicable legislation.

8.2	Lessee’s Obligations

8.2.1	The Lessee shall comply with all applicable law.

8.2.2	The Lessee shall exercise proper supervision over all of its employees, agents and contractors that work on the Property and shall:

8.2.2.1	upon reasonable request from the Lessor; keep the Lessor informed as to the number and constitution of its said workforce on the Property from time to time; and

8.2.2.2	take due care and reasonable precautionary measures to avoid grass or bush fires and any injury, death or damage to crops, cattle, game and other property or improvements of the Lessor. If the Lessee or its employees, agents or contractors acting in the course and scope of their employment cause any grass or bush fires or any injury, death or damage to the crops, cattle, game or other property or improvements of the Lessor, the Lessee shall compensate the Lessor for such losses (including, without limitation costs or damages) as may arise directly there from on such basis as may be mutually agreed upon by the Parties.

8.2.3	Upon completion by the Lessee of its activities or upon termination of this Agreement, the Lessee shall:

8.2.3.1	subject to section 43(2) of the MPRD Act, rehabilitate and restore the surface of the Property in order to obtain a Closure Certificate in accordance with the requirements of the Environmental Management Programme and MPRD Act; and

8.2.3.2	subject to section 44 of the MPRD Act, demolish and remove all buildings, camp and work sites, machinery, equipment, telephone lines, pipelines and power lines erected and installed and remove all roads established by it sufficiently to, enable natural vegetation to recover thereon, provided that if after consultation the Lessor desires that any of the above improvements be left in place, the Lessee shall leave same in place, in which event same shall become the property and sole responsibility of the Lessor.

9.	ENVIRONMENTAL OBLIGATIONS AND INDEMNITY

9.1	The Lessee shall; at all times, carry out the mining operations in and on the Property in accordance with:

9.1.1	the Mining Right after it has been amended in accordance with various amendments submitted to the Department of Mineral Resources (“DMR”) during the course of 2011, granted to the Lessee in terms of the MPRD Act;

9.1.2	the approved Environmental Management Programme in respect of the Mining Right after it has been amended in accordance with various amendments submitted to the DMR during the course of 2011; and

9.1.3	subject to the carve-outs referred to in clauses 9.1.1 and 9.1.2, all applicable laws, statutes, ordinances, rules, regulations, orders and judicial precedents relating to the prevention and remediation of pollution and/or degradation to and protection of the environment and/or protection of human health including, but not limited to, the Environment Conservation Act No 73 of 1989, the National Water Act No 36 of 1989, the Atmospheric Pollution Prevent Act No 45 of 1965, the Hazardous Substances Act No 15 of 1973, the National Environmental Management Act. No 107 of 1998 and the Constitution of the Republic of South Africa 1996.

9.2	Without prejudice to any of the other rights of the Lessor under or arising from this agreement, the Lessee hereby indemnifies the Lessor against all and any direct losses which the Lessor may suffer, sustain or incur as a result of or which may be attributable to -

9.2.1	the existence or potential existence of any significant pollution or degradation of the environment, arising out of any activity, act or omission of the Lessee; and

9.2.2	the existing or potential existence of any pollution of a water resource, arising out of any activity, act or omission of the Lessee.

10.	NON-INTERFERENCE

10.1	The Lessor shall not interfere nor permit any interference by any third party in the lawful activities of the Lessee in terms of this Agreement where, with reasonable endeavors, the Lessor is able to do so.

10.2	The Lessor shall not grant to any other person any right over or in respect of the Property whether the same be an option, overriding option, right of first refusal servitude, or in any other form and should the Lessor sell or otherwise dispose of the Property during the currency of this Agreement, the Lessor shall notify the party so acquiring same (and a copy of such notice shall be dispatched to the Lessee with 7 (seven) days thereof) of the existence of this Agreement and the nature thereof and the Lessor shall furthermore cause a provision to be inserted in the relevant document relating to the disposal of the- Property to the effect that such disposal is subject to the terms of this Agreement.

10.3	The provisions of clause 10.2 shall not apply to any servitude to the extent that such servitude is required by the Lessee to be registered in respect of the Property in which event the Lessor shall notify the Lessee at least 30 days prior to such registration.

10.4	The Lessor shall take such reasonable steps to ensure that the registration of the servitude referred to at 10.3 occurs with the .minimum degree of interference to lessee’s mining operations.

11.	DISPARITY IN PROPERTY DESCRIPTION

Should any disparity occur .between the description of the Property as indicated in this Agreement and the records of the Registrar of Deeds, the Parties agree that the description contained in the records of the Registrar of Deeds shall be the correct description, of the Property and this Agreement shall be considered to be amended to agree with the description of the Property contained in the records of the Registrar of Deeds.

12.	SUB-LETTING

There shall be. no restriction on the Lessee’s right to sub-let the Property or any portion thereof ip its absolute discretion and without reference to the Lessor.

13.	INFRASTRUCTURE ESTABLISHMENT

13.1	Should the Lessee wish, at any time in the future to establish or erect infrastructure, plant or equipment on or near an existing residential or agricultural area within the Property during the period of this Agreement the Lessee shall compensate any farmer/persons adversely affected thereby and shall pay reasonable compensation to those persons to enable them to be relocated elsewhere in suitable accommodation within residential or agricultural areas, as the case may be.

13.2	The Lessor and the Lessee shall jointly determine the purchase prices of the affected houses and the additional compensation payable to the occupiers, including, but not limited to, relocation costs.

13.3	The Lessor shall use its reasonable endeavours to ensure that no houses, improvements or other structures are erected or inhabited within 500 meters of the outer edge of the mine complex and concentrator fence line on the Property until the mining operations in those areas have been completed.

14.	REMOVAL OF BUILDINGS, STRUCTURES AND OBJECTS

14.1	Upon termination of this Agreement, the Lessee shall not demolish or remove buildings, structures or objects which the Lessor wishes to retain and which the Parties have agreed upon in writing. No compensation shall be payable by the Lessor to the Lessee in respect of such buildings, structures or objects.

14.2	Subject to clause 8.2.4.2, the lessee shall, subject to clause 14.1, be obliged to demolish or remove all other buildings, structures or any other thing which was erected or constructed by the lessee on the property and any other objects which the lessor may require the lessee to remove.

15.	OTHER RESTRICTIONS

The Lessee shall not be liable for any accident, injury or damage caused to the Lessor, its livestock, domestic animals, agents, customers, servants, guests or invitees of the Lessor and all other persons who may enter upon the Property through or under the Lessor due to or in connection with the Lessee’s mining operations or activities ancillary thereto, unless caused by the willful or negligent act or omission on the part of the Lessee, its agents or servants.

16.	INSPECTION OF THE PROPERTY BY THE LESSOR

The Lessor and its representatives or agents shall be entitled to inspect the; Property and the Lessees operations on the Property at any reasonable time and upon reasonable notice to the Lessee.

17.	RESIDUE STOCKPILE

17.1	Ownership of the Residue Stockpile(s) shall remain vested in the Lessee notwithstanding the termination of this Agreement.

17.2	After termination of this Agreement, the Lessee shall be entitled to reasonable access to the Residue Stockpile subject to any reasonable conditions which may be imposed by the Lessor.

18.	CESSION AND ASSIGNMENT

18.1	This Agreement shall be binding upon the heirs, executors, administrators, successors-in-title or assigns of the Parties.

18.2	The Lessee shall have the right to cede and/or assign all or any part of its rights and obligations under this Agreement to any parent, subsidiary or associated company of the Lessee, or to any company (or any parent, subsidiary or associated company thereof) which is in partnership or in joint venture with it, subject to the consent of the Trustee first- being obtained, who shall act in the best interests of the Lessor in this regard.

18.3	The exercising of the right in 18.2 above is conditional upon the consent of the majority members of the Lessor first being obtained at a legally constituted community meeting of the members of the Lessor, witnessed by an authorised official from the National Department of Rural Development and Land Reform.

19.	COSTS AND REGISTRATION

19.1	Each Party shall bear its own costs in connection with the negotiation and preparation of this Agreement.

19.2	All notarial execution, registration, stamp duty and surveying costs shall be payable by the Lessee.

19.3	This Agreement shall be executed in notarial format and shall be registered against the title deeds of the Property at the cost of the Lessee. The parties agree and undertake to sign all documents and do all things necessary to give effect to the registration of this Agreement in the relevant Deeds Registry.

20.	BREACH

20.1	If a Party (“Defaulting Party”) commits any breach of this Agreement and fails to remedy such breach within 14 business days (“Notice Period”) of written notice requiring the breach to be remedied, then the Party giving the notice (“Aggrieved Party”), will be entitled, at its option-

20.1.1	to claim immediate specific performance of all or any of the Defaulting Party’s obligations under this Agreement, with or without claiming damages, whether or not such obligation has fallen due for performance; or

20.1.2	to cancel this Agreement, with or without claiming damages, in which case written notice of the cancellation shall be given to the Defaulting Party, and the cancellation shall take effect on the giving of [t]he notice. Neither Party shall be entitled to cancel this Agreement unless the breach is a material breach going to the root of this Agreement and -

20.1.2.1	is incapable of being remedied by a payment in money; of

20.1.2.2	if it is capable of being remedied by a payment in money, the Defaulting Party fails to pay the amount concerned within the Notice Period.

20.2	The Aggrieved Party’s remedies in terms of’this clause 20 are without prejudice to any other remedies to which the Aggrieved Party may be entitled in law,

21.	GOVERNING LAW

This Agreement shall be governed by the law of the Republic of South Africa.

22.	DISPUTE RESOLUTION

22.1	Any dispute or difference in opinion arising at any time between the Parties in connection with the; validity, interpretation, implementation or termination of this Agreement either during its existence or subsequent to its termination for any reason including consensual cancellation [f]and upon which they cannot find an amicable settlement within two months after the date of notification (by registered mail) of the dispute by a Party, shall be referred by the Parties without legal representation to and decided by arbitration in accordance with the Rules of Conduct of Arbitrators as published by the Association of Arbitrators Southern Africa.

22.2	The arbitrator shall be a practising attorney or advocate of not less than 15 years’ standing, who, in the absence of agreement reached within 14 days of the arbitration being demanded, shall be appointed by the president or acting president the Law Society of the Northern Provinces.

22.3	The decision of the arbitrator shall, save for fraud or manifest error, be final and binding upon the Parties.

22.4	This arbitration clause shall not preclude a Party from seeking urgent relief in a court of appropriate jurisdiction, where grounds for urgency exist.

22.5	Any Party shall be entitled to apply to the High Court of South Africa to make the arbitrator’s award an order of Court.

23.	NOTICES AND LEGAL PROCESS

23.1	Each Party chooses as its address for all purposes under this Agreement (“chosen address”), whether for serving any-court process or documents, giving any notice, or making any other communications of whatsoever nature and for any other purpose arising from this Agreement (“notice”), as follows:

Name	Address	Telefax:

Itereleng Bakgatla Minerals Resources (Proprietary) Limited	[***]	[***]

Name	Address	Telefax:

The Bakgatla-Ba-Kgafela Tribe	[***]	[***] Email: [***]

Name	Address	Telefax:

Department of Rural development and Land Reform	[***]	[***]

23.2	Any notice required or permitted under this Agreement shall be valid and effective only if in writing.

23.3	Any Party may by notice to the other Party change its chosen address to another physical address in the Republic of South Africa and such change shall take effect on the seventh day after the date of receipt by the Party who last receives the notice.

23.4	Any notice to a Party contained in a correctly addressed envelope and delivered by hand to a responsible person during ordinary business hours at its chosen address, shall be deemed to have been received on the date of delivery.

23.5	Notwithstanding anything to the contrary herein, a written notice actually received by a Party, including a notice sent by telefax, shall be an adequate notice to it notwithstanding that it was not sent or delivered to its chosen address.

24.	INTERPRETATION

24.1	Clause and paragraph headings are for purposes of reference only and shall not be used in interpretation.

24.2	Unless the context clearly indicates a contrary intention, any word connoting:

24.2.1	any gender includes the other two genders;

24.2.2	the singular includes the plural and vice versa;

24.2.3	natural persons includes artificial persons and vice versa; and

24.2.4	insolvency includes provisional or final sequestration, liquidation or judicial management.

24.3	A reference to a Business Day is a reference to any calendar day excluding Saturday, Sunday and a public holiday in the Republic of South Africa.

24.4	When any number of days is prescribed such number shall mean calendar days, unless Business Days are expressly referred to, and shall exclude the first and include the last day unless the last day falls on a Saturday, Sunday, or a public holiday in the Republic of South Africa, in which case the last day shall be the next succeeding Business Day.

24.5	A reference to an enactment is a reference to that enactment as at the date of signature hereof and as amended or re-enacted from time to time.

24.6	The rule of interpretation that a written agreement shall be interpreted against the party responsible for the drafting or preparation of that agreement shall not apply.

24.7	If any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision in the body of the Agreement.

24.8	The eiusdem generis rule shall hot apply and accordingly, whenever a provision is followed by the word “including” and specific examples, such, examples shall not be construed so as to limit the ambit of the provision concerned.

24.9	Where any term is defined within the context of any particular clause in this Agreement, then, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, the term so defined shall bear the meaning ascribed to it for all purposes in terms of this. Agreement, notwithstanding that that term has not been defined in the definition clause.

25.	GENERAL AND MISCELLANEOUS

25.1	Sole Record of Agreement

This Agreement constitutes the sole record of the agreement between the Parties with regard to the subject matter hereof. No Party shall be bound by any express or implied term, representation, warranty, promise or the like not recorded herein.

25.2	No Amendments Except in Writing

No addition to, variation of, or agreed cancellation of, this Agreement shall be of any force or effect unless in writing and signed by or on behalf of the Parties.

25.3	Waivers

No relaxation or indulgence which any Party may grant to any other shall constitute a waiver of the rights of that Party and shall not preclude that Party from exercising any rights which may have arisen in the past or which might arise in future.

25.4	Survival of Obligations

Any provision of this Agreement which contemplates performance or observance subsequent to any termination or expiration of this Agreement shall survive any termination or expiration of this Agreement and continue in full force and effect.

25.5	Approvals and Consents

An approval or consent given by a Party under this Agreement shall only be valid if in writing and shall not relieve the other Party from responsibility for complying with the requirements of this Agreement nor shall it be construed as a waiver of any rights under this Agreement except as and to the extent otherwise expressly provided in such approval or consent, or elsewhere in this Agreement.

26.	DEFINITIONS

Unless otherwise expressly stated, or the context otherwise requires, the words and expressions listed below shall, when used in this Agreement, including, this introduction, bear the meanings ascribed to them:

26.1	Agreement – this lease agreement together with any addenda and all appendixes attached hereto;

26.2	Closure Certificate – the certificate issued to the holder of a prospecting right, mining right, retention permit or mining permit by the Minister of Minerals and Energy in accordance with section 43 of the Mineral and Petroleum Resources Develppment. Act No. 28 of 2002;

26.3	CPIX – the Consumer Price Index for all expenditure groups: Metropolitan and other urban areas excluding interest rates on mortgage bonds (Base 2000 = 100) as notified for general information in the Government Gazette from time to time by the Statistician-General: Statistics South Africa;

26.4	Party – either the Lessor or Lessee as the case may be, and “Parties” means both the Lessor and the Lessee;

26.5	Residue Stockpile – any debris, discard, tailings, slimes, screening, .slurry, waste rock, foundry sand, beneficiation plant waste, ash or any other product derived from or incidental to a mining operation and, which is’ stockpiled, stored or accumulated for potential re-use, or which is disposed of, by the holder of a mining right, mining permit or production right;

26.6	Signature Date – the date of signature of the last Party signing in time;

26.7	Surveyor General – Surveyor general of the Republic, of South Africa within whose area of jurisdiction the Property and/or the varied Property is situated.

THUS DONE AND EXECUTED AT SANDTON on this 17th day of APRIL 2012 in the presence of the undersigned witnesses.

WITNESSES:

1.	/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]
q.q. THE BAKGATLA-BA-KGAFEA TRIBE

2.	/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]
q.q. MINISTER OF RURAL DEVELOPMENT AND LAND REFORM

/s/ [ILLEGIBLE]
q.q. ITERELENG BAKGATLA MINERALS RESOURCES PROPRIETARY LIMITED

QUOD ATTESTOR

/s/ [ILLEGIBLE]
q.q. NOTARY

Table of Contents

Page

1.	LEASE	3

2.	DURATION AND TERMINATION	3

3.	OCCUPATION	3

4.	USE OF PROPERTY	4

5.	CONSIDERATION	4

6.	OPTION	5

7.	ADDITIONAL CHARGES	5

8.	LESSEE’S RIGHTS AND OBLIGATIONS	6

9.	ENVIRONMENTAL OBLIGATIONS AND INDEMNITY	7

10.	NON-INTERFERENCE	7

11.	DISPARITY IN PROPERTY DESCRIPTION	8

12.	SUB-LETTING	8

13.	INFRASTRUCTURE ESTABLISHMENT	8

14.	REMOVAL OF BUILDINGS, STRUCTURES AND OBJECTS	9

15.	OTHER RESTRICTIONS	9

16.	INSPECTION OF THE PROPERTY BY THE LESSOR	9

17.	RESIDUE STOCKPILE	9

18.	CESSION AND ASSIGNMENT	10

19.	COSTS AND REGISTRATION	10

20.	BREACH	10

21.	GOVERNING LAW	11

22.	DISPUTE RESOLUTION	11

23.	NOTICES AND LEGAL PROCESS	12

24.	INTERPRETATION	13

25.	GENERAL AND MISCELLANEOUS	14

26.	DEFINITIONS	15